Exhibit 99.1

LAIRD SUPERFOOD NAMES ANYA HAMILL AS INTERIM CHIEF FINANCIAL OFFICER

Hamill brings more than 20 years of financial leadership experience in the CPG food and beverage space

SISTERS, Ore., May 18, 2022 — Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood”, “we” and “our”), today announced the appointment of Anya Hamill as Interim Chief Financial Officer effective July 1, 2022. Ms. Hamill will succeed Valerie Ells who announced her intention to resign, effective June 30, 2022, to pursue other opportunities.

Hamill possesses more than 20 years of strategic finance experience in public consumer packaged goods and private equity backed emerging companies in the natural food and beverage space. She joined Laird Superfood as Vice President, Financial Planning & Analysis in April, 2022, after serving as the CFO of Little Secrets Chocolates since 2018. Previously, Hamill held senior level financial roles at other leading CPG companies including Danone North America and Whitewave Foods, where she was successful in supporting and delivering ambitious growth agendas for premium brands.

“On behalf of the Board and management team, I want to thank Val for her contributions to Laird Superfood over the past four years, including guiding us through our initial public offering in 2020. We wish her well in her future endeavors,” said Jason Vieth, Laird Superfood CEO and President. Mr. Vieth continued: “I am pleased to announce the appointment of Anya Hamill as our CFO on an interim basis. Her deep CPG experience in finance, accounting and strategy across leading natural brands will be instrumental in driving our future growth and profitability.”

“Laird Superfood is uniquely positioned to meet consumers’ evolving needs for high-quality, natural food and beverage products,” said Ms. Hamill. “I’m delighted to have the opportunity to leverage my background and experience to help lead this powerful brand into the future.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com

###